Exhibit 10.3

BIOSIG TECHNOLOGIES, INC.

FORM OF STOCK OPTION AGREEMENT

I.	NOTICE OF STOCK OPTION GRANT

Name:

The undersigned Optionee has been granted this Option (defined below) to purchase common stock (“Common Stock”) of BioSig Technologies, a Delaware corporation, or any successor thereto (the “Company”), subject to the terms and conditions of this BioSig Technologies, Inc. Stock Option Agreement (this “Option Agreement”), as follows:

Date of Grant:

Exercise Price per Share of
Common Stock:

Total Number of Shares of
Common Stock Granted:

Total Exercise Price:

Term/Expiration Date:

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule: 50% of the Options vesting on the Date of Grant and the remaining 50% of the Options vesting over a term of three years in equal bi-annual installments with vesting commencing on the Date of Grant subject to continued service.

Termination Period:

This Option shall be exercisable for three (3) months after Optionee ceases to be a Service Provider, unless such termination is due to Optionee’s death or Disability (defined below), in which case this Option shall be exercisable for twelve (12) months after Optionee ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section III.11. of this Option Agreement.

II.	DEFINITIONS

As used herein, the following definitions will apply:

1. “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where this Option is, or will be, granted.

2. “Board” means the Board of Directors of the Company.

3. “Change in Control” means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or

(b) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection(b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition of Change in Control, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction

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4. “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

5. “Consultant” means any person, including an advisor, engaged by the Company or a parent or subsidiary of the Company to render services to such entity.

6. “Director” means a member of the Board.

7. “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that the Company in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Company from time to time.

8. “Employee” means any person, including officers and Directors, employed by the Company or any parent or subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company

9. “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the arithmetic mean of the sales prices for such stock (or the closing bids, if no sales were reported) for the ten (10) trading days immediately preceding the day of determination, as quoted on such exchange or system for each such trading day, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Company deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Company.

10. “Service Provider” means an Employee, Director, or Consultant.

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III.	AGREEMENT

1. Grant of Option. The Company hereby grants to the Optionee named in the Notice of Stock Option Grant in Part I of this Option Agreement (“Optionee”), an option (this “Option”) to purchase the number of shares of Common Stock set forth in the Notice of Stock Option Grant in Part I of this Option Agreement, at the Exercise Price per Share of Common Stock set forth in the Notice of Stock Option Grant in Part I of this Option Agreement (the “Exercise Price”). This Option is a “nonstatutory stock option” that shall not be treated as an “incentive stock option as defined in Code Section 422 and the regulations promulgated thereunder.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant in Part I of this Option Agreement and with the applicable provisions of this Option Agreement.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Company may determine, which shall state the election to exercise the Option, the number of shares of Common Stock with respect to which this Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

No shares of Common Stock shall be issued pursuant to the exercise of this Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the shares of Common Stock shall be considered transferred to Optionee on the date on which this Option is exercised with respect to such shares of Common Stock.

3. Optionee’s Representations. Notwithstanding anything herein to the contrary, Optionee hereby represents and warrants to the Company, that:

(a) The Common Stock that will be received upon exercise of the Stock Option are acquired for investment purposes only for Optionee’s own account and not with a view to or in connection with any distribution, re-offer, resale, or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

(b) Optionee, alone or together with Optionee’s representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that Optionee is capable of evaluating the merits and economic risks of acquiring Common Stock upon the exercise of the Stock Option and holding such Common Stock;

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(c) Optionee has had access to all of the information with respect to the Common Stock underlying the Stock Option that Optionee deems necessary to make a complete evaluation thereof, and has had the opportunity to question the Company concerning the Stock Option;

(d) The decision of Optionee to acquire the Common Stock upon exercise of the Stock Option for investment has been based solely upon the evaluation made by Optionee;

(e) Optionee understand that the Common Stock underlying the Stock Option constitutes “restricted securities” under the Securities Act and has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. Optionee further understands that the Common Stock underlying the Stock Option must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available;

(f) Optionee acknowledges and understands that the Company is under no obligation to register the Common Stock underlying the Stock Option and that the certificates evidencing such Common Stock will be imprinted with a legend which prohibits the transfer of such Common Stock unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws; and

(g) Optionee is an “accredited investor,” as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

(a) cash;

(b) check;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company; or

(d) surrender of other shares of Common Stock which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances, or security interests, if accepting such shares of Common Stock, in the sole discretion of the Company, shall not result in any adverse accounting consequences to the Company.

5. Restrictions on Exercise. This Option may not be exercised if the issuance of such shares of Common Stock upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Laws.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of Optionee.

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7. Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant in Part I of this Option Agreement, and may be exercised during such term only in accordance with the terms of this Option Agreement.

8. Tax Obligations.

(a) Tax Withholding. Optionee agrees to make appropriate arrangements with the Company (or the parent or subsidiary of the Company employing or retaining Optionee) for the satisfaction of all federal, state, local, and foreign income and employment tax withholding requirements applicable to the option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise.

(b) Code Section 409A. Under Code Section 409A, a stock option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a share of Common Stock on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock option that is a “discount option” may result in (i) income recognition by Optionee prior to the exercise of the stock option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty, and interest tax to Optionee. Optionee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per share exercise price of this Option equals or exceeds the Fair Market Value of a share of Common Stock on the date of grant in a later examination. Optionee agrees that if the IRS determines that this Option was granted with a per share exercise price that was less than the Fair Market Value of a share of Common Stock on the date of grant, Optionee shall be solely responsible for Optionee’s costs related to such a determination.

9. Entire Agreement; Governing Law. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

10. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF shares of Common Stock PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY OF THE COMPANY EMPLOYING OR RETAINING OPTIONEE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION, OR ACQUIRING shares of Common Stock HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY OF THE COMPANY EMPLOYING OR RETAINING OPTIONEE) TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

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11. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares of Commons Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting Common Stock occurs, the Company, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available hereunder, will adjust the number and class of shares of stock that may be delivered hereunder and/or the number, class, and price of shares of stock covered by the Option; provided, however, that the Company will make such adjustments to this Option required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Company will notify Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, this Option will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity, or a Change in Control, this Option will be treated as the Company determines (subject to the provisions of the following paragraph) without Optionee’s consent, including, without limitation, that (i) this Option will be assumed, or a substantially equivalent stock option will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to Optionee, that this Option will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) to the extent then outstanding, the Option will vest and become exercisable, realizable, or payable, or restrictions applicable to this Option will lapse, in whole or in part, prior to or upon consummation of such merger or Change in Control, and, to the extent the Company determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of this Option in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of the Option or realization of Optionee’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Company determines in good faith that no amount would have been attained upon the exercise of the Option or realization of Optionee’s rights, then the Option may be terminated by the Company without payment), or (B) the replacement of the Option with other rights or property selected by the Company in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection (c), the Company will not be obligated to treat all stock options or other awards held by Optionee, or all awards of the same type, similarly.

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In the event that the successor corporation does not assume or substitute for this Option (or portion thereof), Optionee will fully vest in and have the right to exercise the Option, to the extent then outstanding, including shares of Common Stock as to which the Option would not otherwise be vested or exercisable, and, with respect to Options with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if the Option is not assumed or substituted in the event of a merger or Change in Control, the Company will notify Optionee in writing or electronically that this Option will be exercisable for a period of time determined by the Company in its sole discretion, and this Option will terminate upon the expiration of such period.

For the purposes of this subsection (c), this Option will be considered assumed if, following the merger or Change in Control, this Option confers the right to purchase or receive, for each share of Common Stock subject to this Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its parent, the Company may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each share of Common Stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this subsection (c) to the contrary, a stock option that vests upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without Optionee’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid stock option assumption.

Notwithstanding anything in this subsection (c) to the contrary, if a payment under this Option Agreement is subject to Code Section 409A and if the change in control definition contained herein does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

[Remainder of Page Intentionally Left Blank

Signature Page Follows]

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Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understands all provisions of this Option Agreement. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Company upon any questions arising under this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	BIOSIG TECHNOLOGIES, INC.

Signature	By

Print Name	Print Name

Title

Address

EXHIBIT A

EXERCISE NOTICE

BioSig Technologies, Inc.

bsgmstock@biosigtech.com

1. Exercise of Option. Effective as of today,________________,_______, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option (the “Option”) to purchase ________________ shares of the common stock (the “Shares”) of BioSig Technologies, Inc. (the “Company”) at $___________ per share under and pursuant to the Stock Option Agreement dated____________,_____ (the “Option Agreement”) for a total of $_________. [amount of Option Shares from this foregoing Option to remain after this exercise: ________________]

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read, and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares shall be issued to Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section III.11. of the Option Agreement.

5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors, and assigns.

7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee to the Company, which shall review such dispute at the next regular meeting of its Board of Directors. The resolution of such a dispute by the Company shall be final and binding on all parties.

8. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Exercise Notice shall continue in full force and effect.

9. Entire Agreement. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:
OPTIONEE	BIOSIG TECHNOLOGIES, INC.

Signature	By

Print Name	Print Name

Address	Title

SSN: _______________________________

Please choose:

[     ] Certificate via FedEx signature required

Or

[     ] Book Entry shares held at transfer agent, STC

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